UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No.       )

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Ciena Corporation

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February 2, 2011

To:	Ciena All-hands

From:	Employee Communications

Subject:	2011 Annual Meeting / Proxy and Annual Report to Stockholders
Every year, Ciena stockholders have the opportunity to participate directly in the governance of our company through the proxy voting process at our Annual Meeting. This year’s Annual Meeting is scheduled for Wednesday, March 23, 2011. Once again, Ciena is taking advantage of the SEC’s “Notice and Access” rule that allows us to furnish proxy materials to stockholders via the Internet as an alternative to traditional mailed delivery of printed materials. We believe that doing so lowers the cost of producing and mailing our Annual Meeting materials and reduces the environmental impact of our Annual Meeting.
If you were a Ciena stockholder as of January 26, 2011, the record date for this year’s Annual Meeting, you will soon receive a Notice that your proxy materials are available online. The Notice will detail those items that are up for stockholder consideration at this year’s Annual Meeting. In addition to the election of Class II directors and the ratification of the appointment of our auditors for fiscal 2011, stockholders will also be voting on a proposal relating to our previous issuance of convertible notes in March 2010 and compliance of the conversion feature with certain Nasdaq-listing rules. In accordance with SEC rules, this year’s meeting materials also include a stockholder advisory vote (“say on pay”) regarding Ciena’s compensation of the executive officers named in the proxy statement and an advisory vote on the frequency of these stockholder “say on pay” votes in the future.
The Notice you will receive will also include instructions to enable you to view our proxy materials, request that printed copies be sent to you by mail and vote your shares. Even if you are not a Ciena stockholder, you may be interested in reviewing our annual report and proxy statement for the Annual Meeting — both of which are available online: http://investor.ciena.com/annuals-proxy.cfm Printed copies are available upon request by completing the information request form on that same page.
As we have in the past, we will ensure each major Ciena facility has a supply of printed annual reports for distribution to employees, customers and visitors as needed. These printed copies will be sent to the receptionist or facilities coordinator at each location in the coming days.
Answers to what we expect will be some frequently asked questions about the 2011 Annual Meeting can be found on the IR portion of Ciena’s website: http://investor.ciena.com/annuals-proxy.cfm
If you have any additional questions, please don’t hesitate to contact Lisa Jackson in Ciena’s Investor Relations department directly at 410.865.8901 or by email at ljackso@ciena.com.